Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Karen Rugen
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2011 RESULTS

•	Fourth Quarter Net Loss of $0.24 per Diluted Share Compared to Prior Fourth Quarter Net Loss of $0.24 per Diluted Share

•	Full Year Net loss of $0.64 per Diluted Share Compared to Prior Year Net Loss of $0.59 per Diluted Share

•	Fourth Quarter Adjusted EBITDA of $215.4 Million Compared to Adjusted EBITDA of $205.1 Million in Prior Fourth Quarter

•	Full Year Adjusted EBITDA of $859.0 Million Compared to Adjusted EBITDA of $925.0 Million in Prior Year

•	Continued Strong Liquidity of More Than $1 Billion at Quarter End

•	Provides Outlook for Fiscal 2012

CAMP HILL, PA (April 7, 2011)—Rite Aid Corporation (NYSE: RAD) today reported financial results for the fourth quarter and fiscal year ended February 26, 2011.

For the fourth quarter, the company reported revenues of $6.5 billion, a net loss of $205.7 million or $0.24 per diluted share and adjusted EBITDA of $215.4 million or 3.3 percent of revenues.  Results were positively impacted by improving same store sales trends, a lower LIFO charge and reduced SG&A costs offset by higher lease termination and impairment charges.

“We made solid progress this quarter as our initiatives to grow sales and improve customer satisfaction gained momentum.  We increased same store sales both in the front end and pharmacy and grew prescriptions in comparable stores.  At the same time, our team continued to do a good job of controlling costs,” said John Standley, Rite Aid president and CEO.  “We are especially pleased with the growth of our wellness+ loyalty program, which now has over 36 million members.  Customers and patients tell us they appreciate the great value and benefits it provides.”

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Rite Aid FY11 Q4 Press Release – page 2

Fourth Quarter Summary

Revenues for the thirteen-week fourth quarter were $6.5 billion, flat to last year’s fourth quarter revenues of $6.5 billion.  Same store sales for the quarter increased 0.9 percent over the prior-year period, consisting of a 1.0 percent increase in the front end and a 0.8 percent increase in the pharmacy.  Pharmacy sales included an approximate 226 basis point negative impact from new generic introductions.  The number of prescriptions filled in same stores increased 0.8 percent over the prior year period.  Prescription sales accounted for 66.7 percent of total drugstore sales and third party prescription revenue was 96.3 percent of pharmacy sales.

The fourth quarter net loss was $205.7 million or $0.24 per diluted share compared to last year’s fourth quarter net loss of $208.4 million or $0.24 per diluted share.

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $215.4 million or 3.3 percent of revenues compared to $205.1 million or 3.2 percent of revenues for the like period last year.

In the fourth quarter, the company relocated 4 stores, remodeled 2 stores and closed 17 stores.  Stores in operation at the end of the fourth quarter totaled 4,714.

Full Year Results

For the 52-week fiscal year ended February 26, 2011, Rite Aid had revenues of $25.2 billion compared to $25.7 billion for the 52-week prior year.  Revenues declined by 1.8 percent, primarily driven by 66 net fewer stores and a decline in same store sales during the first three quarters of the year.

Same store sales for the year decreased 0.7 percent over the prior 52-week comparable period.  This decrease consisted of a 0.3 percent front-end same store sales decrease and a 0.9 percent decrease in pharmacy same store sales.  Pharmacy sales included an approximate 200 basis point negative impact from new generic introductions.  The number of prescriptions filled in same stores decreased 1.2 percent.  Prescription sales accounted for 67.8 percent of total drugstore sales, and third party prescription revenue was 96.2 percent of pharmacy sales.

Net loss for fiscal 2011 was $555.4 million or $0.64 per diluted share compared to last year’s net loss of $506.7 million or $0.59 per diluted share.  Contributing to the increase in net loss were lower sales, and a loss on debt retirement partially offset by a decrease in SG&A expense.

As computed on the attached table, adjusted EBITDA of $859.0 million or 3.4 percent of revenues for the year compared to $925.0 million or 3.6 percent of revenues for last year.

For the year, the company opened 3 new stores, relocated 28 stores, remodeled 19 stores and closed 69 stores.  Stores in operation at the end of the year totaled 4,714.

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Rite Aid FY11 Q4 Press Release – page 3

Outlook for Fiscal 2012

The company’s outlook for a 53-week fiscal 2012 is based on current same store sales trends, a challenging reimbursement rate environment and the impact of continued investments Rite Aid plans to make in its customer loyalty program and other initiatives to grow sales.

Rite Aid said it expects sales to be between $25.7 billion and $26.1 billion in fiscal 2012 with same stores sales expected to range from an increase of 0.5 percent to an increase of 2.0 percent over fiscal 2011.

Adjusted EBITDA (which is reconciled to net loss on the attached table) is expected to be between $800 million and $900 million.

Net loss for fiscal 2012 is expected to be between $370 million and $560 million or a loss per diluted share of $0.42 to $0.64.

Capital expenditures are expected to be approximately $300 million, which includes significantly increasing the number of store remodels and prescription file buys.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team.  The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites.  A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on April 9, 2011.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 50656195.

Rite Aid is one of the nation’s leading drugstore chains with more than 4,700 stores in 31 states and the District of Columbia.  Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, the ability to realize anticipated results from capital expenditures and cost reduction

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Rite Aid FY11 Q4 Press Release – page 3

initiatives, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform.  These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Rite Aid expressly disclaims any current intention  to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.
###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	February 26, 2011	February 27, 2010
ASSETS
Current assets:
Cash and cash equivalents	$91,116	$103,594
Accounts receivable, net	966,457	955,502
Inventories, net of LIFO reserve of $875,012 and $831,113	3,158,145	3,238,644
Prepaid expenses and other current assets	195,647	210,928
Total current assets	4,411,365	4,508,668
Property, plant and equipment, net	2,039,383	2,293,153
Other intangibles, net	646,177	823,088
Other assets	458,925	425,002
Total assets	$7,555,850	$8,049,911

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$63,045	$51,502
Accounts payable	1,307,872	1,159,069
Accrued salaries, wages and other current liabilities	1,049,406	965,121
Total current liabilities	2,420,323	2,175,692
Long-term debt, less current maturities	6,034,525	6,185,633
Lease financing obligations, less current maturities	122,295	133,764
Other noncurrent liabilities	1,190,074	1,228,373
Total liabilities	9,767,217	9,723,462

Commitments and contingencies	-	-
Stockholders' deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	161,650	152,304
Common stock	890,297	887,636
Additional paid-in capital	4,281,623	4,277,200
Accumulated deficit	(7,514,796)	(6,959,372)
Accumulated other comprehensive loss	(30,142)	(31,320)
Total stockholders' deficit	(2,211,367)	(1,673,551)
Total liabilities and stockholders' deficit	$7,555,850	$8,049,911
Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended February 26, 2011	Thirteen weeks ended February 27, 2010
Revenues	$6,456,466	$6,463,786
Costs and expenses:
Cost of goods sold	4,755,479	4,788,449
Selling, general and administrative expenses	1,630,053	1,641,574
Lease termination and impairment charges	154,073	77,207
Interest expense	132,504	141,687
(Gain) loss on sale of assets, net	(11,438)	1,461

	6,660,671	6,650,378

Loss before income taxes	(204,205)	(186,592)
Income tax expense	1,488	21,764
Net loss	$(205,693)	$(208,356)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(205,693)	$(208,356)
Accretion of redeemable preferred stock	(25)	(25)
Cumulative preferred stock dividends	(2,389)	(2,251)
Loss attributable to common stockholders - basic and diluted	$(208,107)	$(210,632)

Basic and diluted weighted average shares	883,784	881,641

Basic and diluted loss per share	$(0.24)	$(0.24)
Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Fifty-two weeks ended February 26, 2011	Fifty-two weeks ended February 27, 2010
Revenues	$25,214,907	$25,669,117
Costs and expenses:
Cost of goods sold	18,522,403	18,845,027
Selling, general and administrative expenses	6,457,833	6,603,372
Lease termination and impairment charges	210,893	208,017
Interest expense	547,581	515,763
Loss on debt modifications and retirements, net	44,003	993
Gain on sale of assets, net	(22,224)	(24,137)

	25,760,489	26,149,035

Loss before income taxes	(545,582)	(479,918)
Income tax expense	9,842	26,758
Net loss	$(555,424)	$(506,676)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(555,424)	$(506,676)
Accretion of redeemable preferred stock	(102)	(102)
Cumulative preferred stock dividends	(9,346)	(8,807)
Loss attributable to common stockholders - basic and diluted	$(564,872)	$(515,585)

Basic and diluted weighted average shares	882,947	880,843

Basic and diluted loss per share	$(0.64)	$(0.59)
Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended February 26, 2011	Thirteen weeks ended February 27, 2010
SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,456,466	$6,463,786
Cost of goods sold	4,755,479	4,788,449
Gross profit	1,700,987	1,675,337
LIFO charge	825	44,140
FIFO gross profit	1,701,812	1,719,477

Gross profit as a percentage of revenues	26.35%	25.92%
LIFO charge as a percentage of revenues	0.01%	0.68%
FIFO gross profit as a percentage of revenues	26.36%	26.60%

Selling, general and administrative expenses	1,630,053	1,641,574
Selling, general and administrative expenses as a percentage of revenues	25.25%	25.40%

Cash interest expense	123,310	130,142
Non-cash interest expense	9,194	11,545
Total interest expense	132,504	141,687

Adjusted EBITDA	215,429	205,051
Adjusted EBITDA as a percentage of revenues	3.34%	3.17%

Net loss	(205,693)	(208,356)
Net loss as a percentage of revenues	-3.19%	-3.22%

Total debt	6,219,865	6,370,899
Invested cash	1,653	8,510
Total debt net of invested cash	6,218,212	6,362,389

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	57,904	59,317
Intangible assets acquired	8,162	4,111
Total cash capital expenditures	66,066	63,428
Equipment received for noncash consideration	1,048	6,153
Equipment financed under capital leases	1,786	-
Gross capital expenditures	$68,900	$69,581
Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Fifty-two weeks ended February 26, 2011	Fifty-two weeks ended February 27, 2010
SUPPLEMENTAL OPERATING INFORMATION

Revenues	$25,214,907	$25,669,117
Cost of goods sold	18,522,403	18,845,027
Gross profit	6,692,504	6,824,090
LIFO charge	44,905	88,450
FIFO gross profit	6,737,409	6,912,540

Gross profit as a percentage of revenues	26.54%	26.58%
LIFO charge as a percentage of revenues	0.18%	0.34%
FIFO gross profit as a percentage of revenues	26.72%	26.93%

Selling, general and administrative expenses	6,457,833	6,603,372
Selling, general and administrative expenses as a percentage of revenues	25.61%	25.72%

Cash interest expense	504,752	475,221
Non-cash interest expense	42,829	40,542
Total interest expense	547,581	515,763
Securitization costs (included in SG&A)	-	36,862
Total interest expense and securitization costs	547,581	552,625

Adjusted EBITDA	858,962	924,974
Adjusted EBITDA as a percentage of revenues	3.41%	3.60%

Net loss	(555,424)	(506,676)
Net loss as a percentage of revenues	-2.20%	-1.97%

Total debt	6,219,865	6,370,899
Invested cash	1,653	8,510
Total debt net of invested cash	6,218,212	6,362,389

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	162,287	183,858
Intangible assets acquired	24,233	9,772
Total cash capital expenditures	186,520	193,630
Equipment received for noncash consideration	3,476	15,603
Equipment financed under capital leases	4,622	185
Gross capital expenditures	$194,618	$209,418
Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirteen weeks ended February 26, 2011	Thirteen weeks ended February 27, 2010
Reconciliation of net loss to adjusted EBITDA:
Net loss	$(205,693)	$(208,356)
Adjustments:
Interest expense	132,504	141,687
Income tax expense	1,488	21,764
Depreciation and amortization	126,548	129,931
LIFO charges	825	44,140
Lease termination and impairment charges	154,073	77,207
Stock-based compensation expense	3,434	5,459
(Gain) loss on sale of assets, net	(11,438)	1,461
Closed facility liquidation expense	3,262	1,548
Severance costs	2,854	-
Customer loyalty card programs revenue deferral (a)	7,431	-
Other	141	(9,790)
Adjusted EBITDA	$215,429	$205,051
Percent of revenues	3.34%	3.17%
Chart 6

Notes:

(a)	Relates to deferral of revenues for our customer loyalty programs.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Fifty-two weeks ended February 26, 2011	Fifty-two weeks ended February 27, 2010
Reconciliation of net loss to adjusted EBITDA:
Net loss	$(555,424)	$(506,676)
Adjustments:
Interest expense and securitization costs	547,581	552,625
Income tax expense	9,842	26,758
Depreciation and amortization	505,546	534,238
LIFO charges	44,905	88,450
Lease termination and impairment charges	210,893	208,017
Stock-based compensation expense	17,336	23,794
Gain on sale of assets, net	(22,224)	(24,137)
Loss on debt modifications and retirements, net	44,003	993
Closed facility liquidation expense	9,881	14,801
Severance costs	4,883	6,184
Customer loyalty card programs revenue deferral (a)	41,669	-
Other	71	(73)
Adjusted EBITDA	$858,962	$924,974
Percent of revenues	3.41%	3.60%
Chart 7

Notes:

(a)	Relates to deferral of revenues for our customer loyalty programs.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended February 26, 2011	Thirteen weeks ended February 27, 2010
OPERATING ACTIVITIES:
Net loss	$(205,693)	$(208,356)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	126,548	129,931
Lease termination and impairment charges	154,073	77,207
LIFO charges	825	44,140
(Gain) loss on sale of assets, net	(11,438)	1,461
Stock-based compensation expense	3,434	5,459
Changes in operating assets and liabilities:
Accounts receivable	8,015	126,686
Inventories	171,607	292,843
Accounts payable	(116,614)	(323,301)
Other assets and liabilities, net	(202,310)	(246,824)
Net cash used in operating activities	(71,553)	(100,754)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(57,904)	(59,317)
Intangible assets acquired	(8,162)	(4,111)
Proceeds from sale-leaseback transactions	-	1,435
Proceeds from dispositions of assets and investments	12,577	25,969
Net cash used in investing activities	(53,489)	(36,024)
FINANCING ACTIVITIES:
Net repayments to revolver	(30,000)	(44,000)
Principal payments on long-term debt	(4,470)	(7,532)
Change in zero balance cash accounts	129,036	136,125
Net proceeds from the issuance of common stock	125	36
Deferred financing costs paid	(575)	(886)
Net cash provided by financing activities	94,116	83,743
Decrease in cash and cash equivalents	(30,926)	(53,035)
Cash and cash equivalents, beginning of period	122,042	156,629
Cash and cash equivalents, end of period	$91,116	$103,594
Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Fifty-two weeks ended February 26, 2011	Fifty-two weeks ended February 27, 2010
OPERATING ACTIVITIES:
Net loss	$(555,424)	$(506,676)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	505,546	534,238
Lease termination and impairment charges	210,893	208,017
LIFO charges	44,905	88,450
Gain on sale of assets, net	(22,224)	(24,137)
Stock-based compensation expense	17,336	23,794
Loss on debt modification and retirements, net	44,003	993
Proceeds from insured loss	-	1,380
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	-	(555,000)
Accounts receivable	(10,955)	118,240
Inventories	35,111	181,542
Accounts payable	156,116	(194,655)
Other assets and liabilities, net	(29,458)	(201,249)
Net cash provided by (used in) operating activities	395,849	(325,063)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(162,287)	(183,858)
Intangible assets acquired	(24,233)	(9,772)
Proceeds from sale-leaseback transactions	-	7,967
Proceeds from dispositions of assets and investments	29,843	65,177
Net cash used in investing activities	(156,677)	(120,486)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	650,000	1,303,307
Net repayments to revolver	(52,000)	(758,000)
Principal payments on long-term debt	(779,706)	(174,706)
Change in zero balance cash accounts	(15,657)	86,650
Net proceeds from the issuance of common stock	226	66
Financing fees paid for early debt redemption	(19,666)	-
Deferred financing costs paid	(34,847)	(60,209)
Net cash (used in) provided by financing activities	(251,650)	397,108
Decrease in cash and cash equivalents	(12,478)	(48,441)
Cash and cash equivalents, beginning of period	103,594	152,035
Cash and cash equivalents, end of period	$91,116	$103,594
Chart 9

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING MARCH 3, 2012
(In thousands, except per share amounts)

	Guidance Range
	Low	High
Sales	$25,700,000	$26,100,000

Same store sales	0.50%	2.00%

Gross capital expenditures	$300,000	$300,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(560,000)	$(370,000)
Adjustments:
Interest expense	545,000	535,000
Income tax benefit	(10,000)	(15,000)
Depreciation and amortization	460,000	450,000
LIFO charge	80,000	60,000
Store closing, liquidation, and impairment charges	180,000	160,000
Stock-based compensation expense	17,000	14,000
Customer loyalty card programs revenue deferral (a)	45,000	35,000
Loss on debt modification	22,000	22,000
Other	21,000	9,000
Adjusted EBITDA	$800,000	$900,000

Diluted loss per share	$(0.64)	$(0.42)
Chart 10

(a) Relates to deferral of revenues for our customer loyalty programs.